Exhibit 99.2

S&P CAPITAL IQ
McGRAW HILL FINANCIAL

DepoMed Inc. NasdaqGS:DEPO

M&A Call

Tuesday, July 07, 2015 1:30 PM GMT

CALL PARTICIPANTS 2

PRESENTATION 3

QUESTION AND ANSWER 6

DEPOMED INC. M&A CALL JUL 07, 2015

Call Participants

EXECUTIVES

John B. Thomas

Executive Vice President of

Strategy and Investor Relations

Robert F. Carey

Chief Business Officer and

Executive Vice President

Timothy P. Walbert

Chairman, Chief Executive Officer

and President

ANALYSTS

Annabel Samimy

Stifel, Nicolaus & Company,

Incorporated, Research Division

David Risinger

Morgan Stanley, Research Division

Difei Yang

Brean Capital LLC, Research

Division

Jason M. Gerberry

Leerink Swann LLC, Research

Division

Ken Cacciatore

Cowen and Company, LLC,

Research Division

Louise Alesandra Chen

Guggenheim Securities, LLC,

Research Division

Marc Harold Goodman

UBS Investment Bank, Research

Division

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DEPOMED INC. M&A CALL JUL 07, 2015

Presentation

Operator

Good morning, ladies and gentlemen, and welcome to the Horizon Pharma plc conference call to discuss the proposed Depomed acquisition. As a reminder, today’s conference is being recorded. [Operator Instructions] I would now like to introduce and turn the conference over to John Thomas, Executive Vice President, Corporate Strategy and Investor Relations. Please go ahead, sir.

John B. Thomas

Executive Vice President of Strategy and Investor Relations

Thanks, Kat. Good morning, everyone, and thank you for joining us to discuss Horizon Pharma’s proposal to acquire Depomed, as we outlined in our news release earlier this morning. Our $29.25 per share offer for Depomed in the form of Horizon ordinary shares represents a 42% premium to yesterday’s closing share price for Depomed of $20.64. In addition, this proposed transaction is expected to be immediately and significantly accretive to Horizon’s adjusted diluted earnings per share.

A copy of the news release we issued this morning and a link to the webcast for this conference call is available on our company’s website at www.horizonpharma.com. That’s all one word.

Hosting today’s call is Tim Walbert, Chairman, President and Chief Executive Officer of Horizon Pharma; as well as Bob Carey, Executive Vice President and Chief Business Officer; Paul Hoelscher, Executive Vice President and Chief Financial Officer; John Kody, Executive Vice President and Chief Commercial Officer; and Brian Beeler, Executive Vice President and General Counsel.

We’ll begin our call this morning with summary remarks from Tim regarding our proposed transaction and the value that we expect to create for shareholders of both Depomed as well as Horizon. We’ll then open the call for a brief question-and-answer session.

As a reminder, during today’s call, we’ll make certain forward-looking statements. These statements may include comments regarding our financial outlook; our sales and marketing plans; financial growth of our business; the proposed transaction; the estimated future financial results and performance of the combined company; and the combined company’s strategy, plans, objectives, expectations and intentions as well as other expected benefits of the proposed transaction, including the expansion of our product portfolio.

We caution that these forward-looking statements are based on current information, assumptions and expectations that are subject to change and involve a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statement. These risks include risks related to whether we ultimately negotiate a transaction with Depomed and if we do, risks as to whether we will realize the expected benefits of the proposed acquisition as well as other risks described in our filings made with the SEC, including our annual report on Form 10-K for the year ended December 31, 2014, and then the news release we issued this morning. You’re cautioned not to place undue reliance on these forward-looking statements, and Horizon disclaims any obligation to update such statements.

In addition, we will discuss non-GAAP financial measures during today’s call to help investors better understand the expected financial benefits of this proposed transaction. Further information about these non-GAAP financial measures is contained in this morning’s news release, which is posted on our company website. This does not constitute an offer to sell or the solicitation of any offer to buy any securities or a solicitation of any vote or approval.

With that, I’d now like to turn the call over to Tim Walbert. Tim?

Timothy P. Walbert

Chairman, Chief Executive Officer and President

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DEPOMED INC. M&A CALL JUL 07, 2015

Thank you, John. Good morning, everyone, and thank you for joining us on short notice to discuss our proposal to acquire Depomed.

As noted in our news release this morning, we strongly believe that we’ve made an extremely attractive proposal to acquire Depomed in a stock-for-stock tax-free exchange that offers Depomed shareholders $29.25 in Horizon ordinary shares, which, as John noted, is a substantial premium, 42%, based on Depomed’s closing share price yesterday of $20.64. This premium is on top of the 28% and 45% increase in Depomed’s share price year-to-date and over the last 12 months, respectively.

We have formally communicated this proposal to Depomed’s Board of Directors and management for the first time on May 27 and confirmed our interest in 2 subsequent letters, the last of which was sent this morning and is included as part of our press release. Unfortunately, Depomed’s board and management have been unwilling to engage with us in a serious dialogue and formally rejected this proposal. As a result, we are now bringing this proposal to the attention of Depomed shareholders, who, we are confident, given the opportunity to understand the compelling financial, strategic and operational benefits of this transaction, will support it and encourage the board of Depomed to properly engage with us.

We stand ready to engage immediately and work collaboratively with the Depomed management team to negotiate an agreement to create a larger, stronger and more diversified biopharmaceutical company. Our proposal provides Depomed shareholders a substantial near-term premium as well as an outstanding opportunity to participate in the expected upside potential that will be created by the successful combination of our 2 respective companies.

As our shareholders have come to know, Horizon has evolved over the last several years into a fast-growing, profitable biopharmaceutical company with a promising future. The company’s success is rooted in strong commercial execution, an aggressive acquisition strategy and significant patient access.

As we continue to execute against these core principles, our shareholders have been significantly rewarded for their investment. Our stock price has increased 113% over the last 52 weeks and 168% since January 1 of this year. This level of outperformance far exceeds our market peers as well as the major health care and biotech indices, the NASDAQ, the S&P 500 and the Dow Jones Industrial Average. Investors have rewarded us for our strong financial performance and our accelerating growth profile. In fact, our first quarter earnings, reported on May 8, are good examples that our employees are executing against these core principles to drive superior business results. For the first quarter, we reported sales growth of nearly 120% and raised both our full year sales guidance in addition to our guidance for adjusted EBITDA.

Now onto our proposal to acquire Depomed. The strategic and financial benefits of our proposal are clear and compelling. We are confident that this proposed transaction will serve the best short- and long-term interest of both Depomed and Horizon shareholders.

For those of you not as familiar with Depomed, the company focuses on products for treating pain and other central nervous system conditions. Depomed has provided 2015 sales and adjusted EBITDA guidance of $310 million to $335 million and $85 million to $100 million, respectively. Its product portfolio includes NUCYNTA, recently acquired from Janssen Pharmaceuticals, a dual-mechanism opioid used to treat moderate to severe acute pain and neuropathic pain associated with diabetic peripheral neuropathy; as well as Gralise, which is indicated for postherpetic neuralgia; and other products for managing migraine attacks, mild to moderate pain and breakthrough cancer pain. As a result, Depomed’s product portfolio is highly complementary to Horizon’s specialty and primary care business units. We see it as an ideal fit.

In addition, our proposal will provide Depomed shareholders the opportunity to participate in the significant upside we expect to achieve as we enhance Depomed’s portfolio of products by leveraging our commercial scale and expertise as well as our resources to maximize the relaunch of NUCYNTA while simultaneously driving revenues for each of the base products in Depomed’s portfolio, such as Gralise.

Horizon has a differentiated commercial model designed to rapidly adapt to the evolving market landscape and a demonstrated track record of successfully acquiring, integrating and rapidly growing our acquired products and companies. At Horizon, we are still in the early stage of implementing our highly successful growth strategy. Within the past 2 years, we’ve successfully completed 4 acquisitions, enabling us to

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DEPOMED INC. M&A CALL JUL 07, 2015

rapidly grow net sales and adjusted EBITDA while diversifying our business. These include our recent acquisitions of Hyperion Therapeutic, the U.S. rights to PENNSAID 2%, Vidara Therapeutic and the U.S. rights to VIMOVO. In each of these instances, we have consistently demonstrated our ability to immediately execute and integrate these transactions. We’ve also delivered strong operating results across all of our business units, with our share price up 673% since we acquired VIMOVO in November 2013. We’ve also been extremely disciplined in our business development efforts, and we’re approaching this particular process with the same high degree of discipline and financial rigor.

The proposed combination with Depomed represents the logical next step in our fast-paced evolution. Horizon Pharma’s leading presence in specialty, orphan disease and primary care markets are complementary to Depomed’s specialty products. We are confident that our commercial expertise with a proven track record of sales and marketing execution and our broad platform will drive increased adoption and even stronger performance of Depomed’s newly-acquired NUCYNTA as well as its base products, Gralise, CAMBIA, Lazanda and Zipsor.

The pro forma financial profile of the combined company is compelling. Together, based on our review of public information of Depomed, we estimate pro forma 2015 revenues of $950 million and adjusted EBITDA in excess of $350 million. In addition, we expect to realize significant synergies through the combination as well as significant tax savings.

The combined company would have a well-diversified revenue stream. In fact, this proposed transaction will essentially double Horizon’s portfolio of medicines from 7 currently marketed medicines in our existing portfolio to 13 medicines with the Depomed combination. This diversified portfolio will be supported by more than 700 sales representatives across our primary care, orphan and specialty business units. The combined company would be well-positioned to continue our strategy to drive organic growth and execute our aggressive acquisition strategy.

Further, the combination of our companies would provide additional financial flexibility and increased free cash flow for future M&A activity, enhanced access to the capital markets and considerably lower borrowing costs. Again, we expect this proposed transaction to be immediately and significantly accretive to Horizon’s adjusted diluted earnings per share. We are prepared to take the necessary steps to complete this proposed transaction and fully realize its benefits.

Our proposal is subject to completion of our due diligence review and the negotiation of mutually-acceptable definitive transaction agreement containing customary closing conditions.

While we’re committed to pursuing a combination of Depomed and Horizon, we have a well-developed perspective on the value of Depomed. We are offering a fair and a full price. While we’re open to learning more about Depomed through review of nonpublic information and hope to have the opportunity to engage with Depomed management, we’ll be disciplined in our approach to value Depomed. We encourage the shareholders of Depomed to make their perspectives on our offering known to the board and management of Depomed.

I’ll now turn the call back to John.

John B. Thomas

Executive Vice President of Strategy and Investor Relations

All right, thanks, Tim. And we’re going to open up the conference call for Q&A. [Operator Instructions] Kat, we’ll now open the call for questions.

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DEPOMED INC. M&A CALL JUL 07, 2015

Question and Answer

Operator

[Operator Instructions] Our first question comes from the line of Marc Goodman with UBS.

Marc Harold Goodman

UBS Investment Bank, Research Division

Can you talk about the products that Depomed has and how do you think they will -- you could do better with them in your platform? And how perfect they are or not perfect, which ones are appropriate for the PME program?

Timothy P. Walbert

Chairman, Chief Executive Officer and President

Sure. So when we look across the products first, in the sense of Gralise, CAMBIA, Lazanda, and Zipsor, we see these products fitting well into our specialty with NUCYNTA, Gralise, Cambia and Lazanda, and Zipsor fitting into our primary care business. We are evaluating potential for a number of these products to fit into our PME program. Our ultimate goal is to do the right thing for the patient and ensure the lowest out-of-pocket cost possible. Each of the agents, we think that there’s been a very good job done by the Depomed team on Gralise. We see significant long-term opportunity to accelerate that product based on what we believe to be a superior [indiscernible] to the competitive agents in the space. Obviously, with NUCYNTA, with its dual-mechanism of action, we think an added focus with our experience in marketing pain and inflammation assets will certainly bring added force there. CAMBIA and Lazanda we think are nice niche products, which can be maximized with broader promotion across our platform. And Zipsor falls into that same space, where we think it fits nicely and is a natural fit into our PME business.

Marc Harold Goodman

UBS Investment Bank, Research Division

Again, is your -- what -- that’s just a continuation there on NUCYNTA. So does that fit into the PME or you’re not sure yet? And is NUCYNTA like the growth perspective? Obviously, Depomed has kind of provided their thoughts on how big they think that product can be. What are your thoughts?

Timothy P. Walbert

Chairman, Chief Executive Officer and President

Well, we look at NUCYNTA and the opportunity as one where success is driven by rapid acceleration of prescriptions. And we don’t see this as a natural fit into the primary care, PME approach we’ve taken. We see that Depomed has taken price, and we think that’s appropriate. But we don’t see any significant changes there. It’s all about driving prescriptions and bringing the business forward, so that would be our focus.

Operator

Our next question comes from the line of Ken Cacciatore with Cowen & Company.

Ken Cacciatore

Cowen and Company, LLC, Research Division

Just wondering why would you have not bought NUCYNTA instead of doing a kind of 2-step transaction like this? And then I don’t know how to ask this delicately, but we understand what Depomed looked like pre-NUCYNTA. We understand what they just paid for it. So can you just walk us through the valuation because it seemed it would be straightforward to value those 2 different components? Or are we looking at it incorrectly?

Timothy P. Walbert

Chairman, Chief Executive Officer and President

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DEPOMED INC. M&A CALL JUL 07, 2015

I’ll handle the first. Bob can handle the second one. As we look at NUCYNTA alone versus as part of Depomed and the broader business that Depomed brings, we now think the transaction makes sense. We think that with the commercial effort and the synergies applied there that it now makes sense to pursue this acquisition. We think there’s significant upside opportunity with Gralise, CAMBIA, Lazanda and Zipsor. So as a whole, we think NUCYNTA and the broader base business justifies doing a transaction versus the single product in and of itself. And Bob?

Robert F. Carey

Chief Business Officer and Executive Vice President

I’m sorry...

Timothy P. Walbert

Chairman, Chief Executive Officer and President

The second question, Ken?

Ken Cacciatore

Cowen and Company, LLC, Research Division

Yes, the second question, I was just trying to understand the valuation. We understand what they just paid for NUCYNTA, and we know what Depomed looked like before. So can you just walk us through this type of premium that you’re paying for those assets?

Robert F. Carey

Chief Business Officer and Executive Vice President

Well, Ken, as you would expect, we’ve gone through our own analysis of the intrinsic value of the business. And in going through that process, we have been willing to put a 42% premium up for the consideration of shareholders. We think that it’s a compelling offer that reflects our view of the intrinsic value of the business and one that we’re hopeful that the shareholders of Depomed will express their point of view to the management and board and hopefully engage in a conversation with us.

Operator

Our next question comes from the line of Annabel Samimy with Stifel.

Annabel Samimy

Stifel, Nicolaus & Company, Incorporated, Research Division

I had -- I guess I wanted to get a sense of the operating synergies that you assume there. I mean, it looks like you’re looking to expand the sales force to 700, that you had mentioned before. So how do you think about the operating synergies? And I guess a somewhat related question, it is an all-equity deal. I imagine that’s because they were just on the verge of profitability and you didn’t have much EBITDA as far as keep the leverage ratio under control. So can you just walk through that for us a little bit?

Timothy P. Walbert

Chairman, Chief Executive Officer and President

Sure. I’ll handle the first, and Bob can handle the second. As we look at the combination, we think that, first, based on guidance, it would have ‘15 pro forma revenues of $950 million and $350 million, respectively. We have not put out and we’re still doing our work. And based on discussions, we would give synergy numbers. But when we look at the 700 sales reps, it’s essentially taking the 2 combined sales force and adding incremental representatives in the NUCYNTA, Gralise pain business to further drive that business. So it would be an incremental commercial effort to what the combined companies have today. Obviously, from a synergy perspective, 2 significant items to consider would be on the G&A side as well as tax synergies. Bob, do you want to handle the second?

Robert F. Carey

Chief Business Officer and Executive Vice President

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DEPOMED INC. M&A CALL JUL 07, 2015

Sure. Again, Annabel, the second part of the question?

Annabel Samimy

Stifel, Nicolaus & Company, Incorporated, Research Division

Just the all tax -- I mean, sorry, all-equity deal and the rationale behind that, I imagine because you wanted to keep your leverage ratio under control maybe because they were just on the verge of profitability.

Robert F. Carey

Chief Business Officer and Executive Vice President

Well, I think there’s several elements that went into the structure that we decided upon. And we believe that an all-stock structure is the optimal way to approach this. We believe that, that provides not only compelling upside to Horizon shareholders but the Depomed shareholders. Further, it does manage the leverage in a way that we think is optimal. And then, lastly, we continue to have a longer-term objective of looking at additional transactions, and we believe this preserves as much flexibility as we need to execute on that continued strategy, Annabel.

Operator

Our next question comes from the line of Louise Chen with Guggenheim Securities.

Louise Alesandra Chen

Guggenheim Securities, LLC, Research Division

So can you give us some idea on your willingness to raise the offer if necessary? How high can you go for the deal to still be accretive? And also, can you please lay out the process for how the deal would progress and then any time lines that we should look for?

Timothy P. Walbert

Chairman, Chief Executive Officer and President

Yes, I’ll take the last part first, Louise. We do not have an exact time line that we’re able to provide at this point in terms of how this may progress. It’s obviously going to be dependent on a number of things, including the level of engagement that Depomed provides us. If we get the kind of engagement that we would like, this could move fairly quickly. Our goal, obviously, is to engage them in meaningful dialogue and move it along rapidly. And then the second part, I think Bob can take that.

Robert F. Carey

Chief Business Officer and Executive Vice President

Sure, sure. We’ve got a very well-developed perspective on the intrinsic value of Depomed. And it’s one that we’re going to be disciplined in our approach to this, but we’re not going to speculate on what’s going to -- what it’s going to take to get a transaction done. We’ve put out a full and fair offer. We’re hopeful that the management team and the board of Depomed will engage us in a conversation around that offer.

Operator

Our next question comes from the line of David Risinger with Morgan Stanley.

David Risinger

Morgan Stanley, Research Division

So my question is on NUCYNTA. Could you just characterize for us what you’re assuming with respect to the outlook for NUCYNTA under Depomed, specifically their ability to drive accelerating NUCYNTA volumes following its relaunch in June? And how you perceive any potential formulary risks for the product [indiscernible] January, given that J&J is no longer negotiating the formulary positions and they raised the price over 40%?

Timothy P. Walbert

Chairman, Chief Executive Officer and President

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DEPOMED INC. M&A CALL JUL 07, 2015

Thanks, Dave. I’ll take a part of that, and then Bob can jump in. Obviously, with 13 medicines in our portfolio, our ability to take a broad look at formularies and opportunities is increased versus a company that has primarily its revenue coming from one product. Secondarily, maybe I’ll hand it off to you at that point, Bob.

Robert F. Carey

Chief Business Officer and Executive Vice President

Yes. I think at this point, we don’t want to speculate on a number of those answers. We’ve done our homework. We’ve got perspective on what we think we can accomplish with the portfolio at Depomed, and we’re confident that it supports the position that we’ve taken with respect to value and the offer that we put forth. And we look forward to engaging with the management team at Depomed and hopefully learning a lot more about that.

Operator

Our next question comes from the line of Jason Gerberry with Leerink Partners.

Jason M. Gerberry

Leerink Swann LLC, Research Division

I just wanted to follow up on the decision to go all-stock. Can you just provide a little bit more detail how actively are you pursuing another transaction in conjunction with this? And can you just maybe remind us what are the priorities and what are the -- what does the opportunity set look like for you guys out there?

Timothy P. Walbert

Chairman, Chief Executive Officer and President

So as we’re looking at other transactions, we’re targeting specialty and orphan and opportunistically and primary care. As we’ve said, we’re looking at assets in the $20 million to $200 million range, assets that are -- have at least 5 years of IP, have clinical differentiation. And we see a number of assets that meet our criteria, and then we apply the financial rigor behind them around accretion, NPV, IRR and payback mechanisms and review that in full with the board. And as we’ve said, Bob and his team have really put a process in place, where we have a funnel of anywhere from 20 to 40 opportunities that we’re looking at, at any one point in time and in dialogue on many of those. And we’re in active dialogue on several different assets as we speak. And we don’t see this deal as impeding our ability to continue to pursue those other assets that we are evaluating at this point in time.

Operator

And our next question comes from the line of Difei Yang with Brean Capital.

Difei Yang

Brean Capital LLC, Research Division

Just a quick one. Do you think there is -- beyond the 40% price increase on NUCYNTA, do you think there’s additional room? And on top of that, what would be your assumption with regards to IP protection on NUCYNTA?

Timothy P. Walbert

Chairman, Chief Executive Officer and President

I’ll answer the second. Bob can answer the first. From an IP perspective, we’ve evaluated based on publicly-available information. The IP across all of the products, the NUCYNTA, Gralise, Zipsor, CAMBIA and Lazanda, there have been some settlements, as you’ve seen publicly, on Gralise and Zipsor and others. So we definitely see some stable dates with some of the portfolio. We feel very comfortable with the long-life IP of NUCYNTA and the other assets and it fitting into the model that supports what we believe to be a full and fair offer at this point in time. So based on the information we have, we feel good about the IP. And Bob, I’ll turn it over to you.

Robert F. Carey

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DEPOMED INC. M&A CALL JUL 07, 2015

Chief Business Officer and Executive Vice President

Yes. And I think on pricing of the asset of NUCYNTA as well as the rest of the portfolio, at this point, we’re just not going to comment on that. We think that we’ve obviously done our work. We’ve got a point of view, but that’s a point of view that we’re going to keep to ourselves at this stage.

Operator

That does conclude the Q&A portion of our call. I’d like to turn the call back to Tim Walbert, Chairman, President and CEO, for any final marks.

Timothy P. Walbert

Chairman, Chief Executive Officer and President

Thank you, everyone, appreciate the time. As we’ve said several times, we think this is a Depomed shareholder-friendly proposal. We’re offering a full and fair price. We anticipate that Depomed shareholders will assist us in convincing Depomed management and their board to do the right thing and work towards a negotiated settlement and engage with us towards the right end. And we look forward to working with them to that end. We think our premium, 42%, and a tax-free exchange as well as a potential for further upside from the combined company given our successful track record is very compelling. And we look forward to working towards the best conclusion for both Depomed and Horizon shareholders. Thank you much -- very much for your time today.

John B. Thomas

Executive Vice President of Strategy and Investor Relations

The last thing I would add for our folks is that we will have a replay of the conference call available approximately 2 hours after the conclusion of this call, and that’s accessible in the U.S. at number (855) 859-2056. Internationally, the replay number is (404) 537-3406. The passcode for this call is 80721033. Again, thanks for joining us this morning. Contact us if you have any follow-up questions, please.

Timothy P. Walbert

Chairman, Chief Executive Officer and President

Thank you.

Operator

Ladies and gentlemen, thank you for participating in today’s conference. This concludes today’s program. You may all disconnect. Everyone, have a great day.

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DEPOMED INC. M&A CALL JUL 07, 2015

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